Exhibit 99.1

Press Release

Verint Celebrates ‘Day One’ as a Company Focused on Enabling Brands to Achieve Boundless Customer Engagement Following Completion of Cognyte Software Spin-Off

Customer Engagement Cloud Platform Connects Work, Data and Experiences Across the Enterprise

MELVILLE, N.Y., Feb. 1, 2021 —Verint® Systems Inc. (NASDAQ: VRNT), the Customer Engagement Company™, today announced that it has completed the spin-off of Cognyte Software Ltd. The milestone marks the start of Verint’s journey as a pure-play customer engagement vendor with an exclusive focus and extensive resources – including over 4,500 professionals worldwide – dedicated to helping organizations provide Boundless Customer Engagement ™.

Cognyte will begin “regular way” trading on NASDAQ on February 2, 2021, under the symbol “CGNT”. In connection with the separation, Verint shareholders will receive one share of Cognyte common stock for each share of Verint common stock.

Brands today are challenged by new workforce dynamics, ever-expanding customer engagement channels and exponentially more consumer interactions – all with limited budget and resources. As a result, brands are finding it more difficult than ever to deliver the desired customer experience. This creates an Engagement Capacity Gap™, which continues to widen as digital disruption increases.

Expanding the workforce is simply not a sustainable option. Organizations are increasingly seeking technology to close this gap – solutions that are based on AI and analytics to automate workflows across enterprise silos to balance workforce expenses and at the same time drive an elevated consumer experience. Verint is uniquely positioned to help companies close this gap. The Verint Customer Engagement Cloud Platform – built on a native cloud architecture with an open design – enables brands to connect work, data and experiences across the organization.

“Verint becoming a pure-play customer engagement company is happening at the exact right time – a time when digital transformation is driving significant change in how brands engage with their customers. Verint helps organizations break down barriers and eliminate the constraints of organizational and data silos to achieve boundless customer engagement. With our open cloud platform, significant domain expertise and broad partner ecosystem, we are well positioned to help brands build enduring customer relationships,” says Verint CEO, Dan Bodner.

Evercore acted as lead financial advisor to Cognyte on the separation. Goldman Sachs & Co. LLC and Jefferies LLC acted as lead financial advisors to Verint on the separation. Jefferies LLC acted as lead financial advisor to Verint on a minority investment in connection with the separation from funds managed by Apax Partners. Needham & Company, Oppenheimer & Co., Stifel, Wedbush Securities and Imperial Capital acted as co-advisors. Jones Day acted as legal counsel to Verint, and Meitar acted as legal counsel to Cognyte.

About Verint

Verint® (Nasdaq: VRNT) helps the world’s most iconic brands – including over 85 of the Fortune 100 companies – build enduring customer relationships by connecting work, data and experiences across the enterprise. The Verint Customer Engagement portfolio draws on the latest advancements in AI and analytics, an open cloud architecture, and The Science of Customer Engagement™ to help customers close the engagement capacity gap.

Verint. The Customer Engagement Company™. Learn more at Verint.com.

This press release contains “forward-looking statements,” including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, our Quarterly Report on Form 10Q for the quarter ended October 31, 2020, and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, THE CUSTOMER ENGAGEMENT COMPANY, BOUNDLESS CUSTOMER ENGAGEMENT, THE ENGAGEMENT CAPACITY GAP and THE SCIENCE OF CUSTOMER ENGAGEMENT are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

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Contacts:
Media Relations	Investor Relations
Amy Curry	Matthew Frankel
amy.curry@verint.com	matthew.frankel@verint.com